SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 17, 2007

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 17,2007, Harbin Electric, Inc., a Nevada corporation (the “Company”) entered into an Equity Registration Rights Agreement (the “Agreement”) with Abax Lotus Ltd., a Cayman Islands limited company (the “Abax Lotus”), Hero Wave Investments Limited, a British Virgin Islands company (“Hero Wave”) and Tianfu Yang, as guarantor. A copy of the Agreement is attached hereto as Exhibit 10.1. The description of this Agreement contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 10.1.

Pursuant to the terms of the Agreement, the Company has agreed to provide registration rights with respect to (i) an aggregate of 700,000 shares of common stock of the Company sold by Hero Wave, Broad Globe Investments Limited, a British Virgin Islands limited company (“Broad Globe”), Victory Lake Investments Limited, a British Virgin Islands limited company (“Victory Lake”), and Sea Giant Investments Limited, a British Virgin Islands limited company (“Sea Giant”), to Abax Lotus and (ii) certain additional shares of common stock of the Company which may be subsequently acquired by Abax Lotus on or prior to March 1, 2009. Tianfu Yang, the Company’s Chief Executive Officer, is the owner of 100% of the outstanding equity of Hero Wave, Suofei Xu, the Company’s Vice President, is the owner of 100% of the outstanding equity of Broad Globe, Zedong Xu, the Company’s Chief Financial Officer, is the owner of 100% of the outstanding equity of Victory Lake, and Tianli Yang, the Company’s Vice President, is the owner of 100% of outstanding equity of Sea Giant.

Pursuant to the terms of the Agreement, (i) the Company has agreed to prepare and file with the Securities and Exchange Commission (the “SEC”), within sixty (60) days after October 17, 2007 a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time of all Registrable Securities (as defined in the Agreement) by any person(s) who hold Registrable Securities (collectively, the “Holders”) and (ii) the Company has agreed to use its best efforts to cause the initial Shelf Registration Statement to become effective under the Securities Act as promptly as is practicable but in any event by the date that is one hundred twenty (120) days after October 17, 2007.

Pursuant to the terms of the Agreement, at any time and from time to time beginning on or after March 1, 2008 and ending on March 1, 2009 any of the Holders shall be entitled to make up to two written demands for registration (each a “Demand”). under the Securities Act of any Registrable Securities then held by such Holder(s), other than Registrable Securities acquired under the Purchase Agreement dated as of September 28, 2007, by and between Abax Lotus and Hero Wave, the Purchase Agreement dated as of September 28, 2007, by and between Abax Lotus and Broad Globe, the Purchase Agreement dated as of September 28, 2007, by and between Abax Lotus and Victory Lake, and the Purchase Agreement dated as of September 28, 2007, by and between Abax Lotus and Sea Giant. Upon receipt of such Demand, the Company has agreed to prepare and file or cause to be prepared and filed with the SEC, a Registration Statement with respect to the Registrable Securities the subject of the Demand and use its best efforts to cause such Registration Statement to become effective under the Securities Act as promptly as is practicable but in any event by the date that is one hundred and twenty (120) days after the Company receives the Demand.

Material Relationships

Mr. Tianfu Yang, Chief Executive Officer of the Company, is the holder of 100% of the equity interest of Hero Wave which holds approximately 16.69% of the issued and outstanding shares of common stock of the Company.  Mr. Yang has voting and dispositive control over the shares of the Company held by Hero Wave and is deemed to have beneficial ownership of such shares.

Mr. Suofei Xu, Vice President of the Company, is the holder of 100% of the equity interest of Broad Globe which holds 400,000 shares of common stock of the Company.  Mr. Xu has voting and dispositive control over the shares of the Company held by Broad Globe and is deemed to have beneficial ownership of such shares.

Mr. Zedong Xu, Chief Financial Officer of the Company, is the holder of 100% of the equity interest of Victory Lake which holds 350,000 shares of common stock of the Company.  Mr. Xu has voting and dispositive control over the shares of the Company held by Victory Lake and is deemed to have beneficial ownership of such shares.

Mr. Tianli Yang, Vice President of the Company, is the holder of 100% of the equity interest of Sea Giant which holds 500,000 shares of common stock of the Company.  Mr. Yang has voting and dispositive control over the shares of the Company held by Sea Giant and is deemed to have beneficial ownership of such shares.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Equity Registration Rights Agreement, dated October 17, 2007, by and between the Company, Hero Wave Investment Limited a British Virgin Islands company, and Tianfu Yang, as guarantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: October 23, 2007

Exhibit Index

Exhibit No.	Description

10.1	Equity Registration Rights Agreement, dated October 17, 2007, by and between the Company, Hero Wave Investment Limited a British Virgin Islands company, and Tianfu Yang, as guarantor.